UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.     )

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☐	Definitive Proxy Statement

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☐	Soliciting Material Pursuant to §240.14a-12

Integrated Electrical Services, Inc.

(Name of the Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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FOR IMMEDIATE RELEASE

Integrated Electrical Services and MISCOR Group Announce Merger Consideration Determination

HOUSTON, Texas and MASSILLON, Ohio – August 23, 2013 – Integrated Electrical Services, Inc. (NASDAQ: IESC) (“IES”) and MISCOR Group, Ltd. (OTCQB: MIGL) (“MISCOR”), today announced the merger consideration to be paid by IES to MISCOR shareholders in connection with the merger of MISCOR into IES Subsidiary Holdings, Inc., a wholly owned subsidiary of IES. Pursuant to the terms of the merger agreement, at the effective time of the merger, each outstanding share of MISCOR common stock will be converted into the right to receive, at the election of the holder, either 0.3118 shares of IES common stock or cash consideration of $1.48, subject to the maximum cash amount payable under the merger agreement. The deadline for elections will be 5:00 p.m., New York time, on September 10, 2013. Any MISCOR shareholder that does not make a valid election prior to the election deadline will be deemed to have elected to receive, and will be paid, the stock consideration.

Important Information for Investors and Security Holders

This communication does not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote or approval. In connection with the proposed merger, IES has filed with the Securities and Exchange Commission (the “SEC”), and the SEC has declared effective, a registration statement on Form S-4 that includes a joint proxy statement of IES and MISCOR that also constitutes a prospectus of IES regarding the proposed transaction. INVESTORS AND SECURITY HOLDERS OF IES AND MISCOR ARE URGED TO CAREFULLY READ THE JOINT PROXY STATEMENT/PROSPECTUS BECAUSE IT CONTAINS IMPORTANT INFORMATION REGARDING IES, MISCOR AND THE PROPOSED TRANSACTION. A definitive joint proxy statement/prospectus has been sent to security holders of IES and MISCOR seeking their approval of the proposed transaction. Investors and security holders may obtain a free copy of the joint proxy statement/prospectus and other documents filed by IES and MISCOR with the SEC at the SEC’s web site at www.sec.gov. You may also read and copy any reports, statements or other information filed with the SEC at the SEC public reference room at 100 F Street N.E., Room 1580, Washington, D.C. 20549. Please call the SEC at (800) 732-0330 or visit the SEC’s website for additional information on its public reference room.

The joint proxy statement/prospectus and such other documents (relating to IES) may also be obtained from IES for free from IES’ web site at www.ies-corporate.com or by directing a request to: Integrated Electrical Services, Inc., 5433 Westheimer Road, Suite 500, Houston, Texas 77056, Attention: Investor Relations, or by phone at (713) 860-1500. The joint proxy statement/prospectus and such other documents (relating to MISCOR) may also be obtained from MISCOR for free from MISCOR’s web site at www.miscor.com or by directing a request to: MISCOR Group, Ltd., 800 Nave Rd., SE, Massillon, Ohio 44646, Attention: Investor Relations, or by phone at (330) 830-3500. Information on the IES and MISCOR websites or any other website is not incorporated by reference herein.

Participants in the Solicitation

IES, its directors, executive officers and certain members of management and employees may be considered “participants in the solicitation” of proxies from IES’ stockholders in connection with the proposed transaction. Information regarding such persons and a description of their interests in the proposed transaction is contained in the joint proxy statement/prospectus filed with the SEC.

MISCOR, its directors, executive officers and certain members of management and employees may be considered “participants in the solicitation” of proxies from MISCOR’s stockholders in connection with the proposed transaction. Information regarding such persons and a description of their interests in the proposed transaction is contained in the joint proxy statement/prospectus filed with the SEC.

Forward-Looking Statements

Information set forth herein contains “forward-looking statements” (as defined in Section 21E of the Securities Exchange Act of 1934, as amended), within the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, which reflect IES’ and MISCOR’s expectations regarding future events. The forward-looking statements involve substantial risks and uncertainties that could significantly affect expected results, and actual future results and stockholder values of IES, MISCOR and the combined company could differ materially from those described in these statements. Such forward-looking statements include, but are not limited to, statements about the benefits of the business combination transaction involving IES and MISCOR, including future financial and operating results, accretion to IES’ earnings per share arising from the transaction, the expected amount and timing of cost savings and operating synergies, whether and when the transactions contemplated by the merger agreement will be consummated, the new combined company’s business strategy, plans, market and other expectations, objectives, intentions and other statements that are not historical facts.

The following additional factors, among others, could cause actual results to differ from those set forth in the forward-looking statements: the inability to consummate the merger; the inability to achieve, or difficulties and delays in achieving, synergies and cost savings relating to the merger; difficulties and delays in obtaining consents and approvals that are conditions to the completion of the merger; the ability of IES and MISCOR to enter into, and the terms of, future contracts; the impact of governmental laws and regulations; the adequacy of sources of liquidity; the ability of IES to retain certain employees key to the ongoing success of the combined company and the availability of other skilled personnel; the effect of litigation, claims and contingencies; the inability to carry out plans and strategies as expected; future capital expenditures and refurbishment, repair and upgrade costs; delays in refurbishment and upgrade projects; the sufficiency of funds for required capital expenditures, working capital and debt service; liabilities under laws and regulations protecting the environment; and the impact of purchase accounting. Additional factors that may affect future results are contained in IES’ and MISCOR’s filings with the SEC, which are available at the SEC’s web site http://www.sec.gov. IES and MISCOR disclaim any duty to update and revise statements contained in these materials based on new information or otherwise.

About Integrated Electrical Services, Inc.

Integrated Electrical Services, Inc. is a leading national provider of electrical infrastructure services to the communications, commercial, industrial and residential markets. Our 2,500 employees serve clients throughout the United States. For more information about IES, please visit www.ies-corporate.com.

About MISCOR Group Ltd.

MISCOR, through its subsidiaries, provides electrical and mechanical solutions to customers both in the United States and abroad. The company operates in two segments, Industrial Services and Rail Services. For more information about MISCOR, please visit www.miscor.com.

Contacts:

James Lindstrom, CEO

Integrated Electrical Services, Inc.

203-992-1111

Phil Denning, ICR Inc.

phil.denning@icrinc.com

203-682-8246

Michael Moore, CEO

MISCOR Group, Ltd.

(330) 830-3501